Exhibit 10.3

PLEDGE AND SECURITY AGREEMENT
dated as of October 5, 2018
between
ORIGIN BANCORP, INC., as Grantor
and
NEXBANK SSB, as Lender

PLEDGE AND SECURITY AGREEMENT
This PLEDGE AND SECURITY AGREEMENT, dated as of October 5, 2018 (as it may be amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), between Origin Bancorp, Inc., a Louisiana corporation (the “Borrower” or “Grantor”), and NexBank SSB, as lender (together with its successors and permitted assigns, the “Lender”).
RECITALS:
WHEREAS, reference is made to that certain Loan Agreement, dated as of the date hereof (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and between Borrower and Lender;
WHEREAS, in consideration of the extensions of credit and other accommodations of Lender as set forth in the Loan Agreement, Grantor has agreed to secure Grantor’s obligations under the Loan Documents as set forth herein; and
NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, Grantor and Lender agree as follows:
SECTION 1.    DEFINITIONS; GRANT OF SECURITY.
1.1    General Definitions. In this Agreement, the following terms shall have the following meanings:
“Agreement” shall have the meaning set forth in the preamble.
“Bank” means Origin Bank, a FDIC insured bank, which is the issuer of the Pledged Shares and a wholly-owned subsidiary of Grantor.
“Borrower” shall have the meaning set forth in the preamble.
“Cash Proceeds” shall have the meaning assigned in Section 9.6.
“Change of Control Laws” shall mean all U.S. federal and state laws and regulations which govern or impose conditions, requirements or restrictions on changes in the ownership of FDIC insured banks, including the Change in Bank Control Act of 1978, as amended, the BHCA and Regulation Y under the Federal Reserve Act.
“Collateral” shall have the meaning assigned in Section 2.1.
“Collateral Account” shall mean any account established by the Lender for the purpose of holding any Pledged Stock pursuant to and in accordance with the terms and provisions of this Agreement.
“Collateral Records” shall mean books, records, ledger cards, files, correspondence, customer lists, supplier lists, blueprints, technical specifications, manuals, computer software and related documentation, computer printouts, tapes, disks and other electronic storage media and related data processing software, and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon.

“Control” shall mean: with respect to any Certificated Security, control within the meaning of Section 8-106(a) or (b) of the UCC.
“Grantor” shall have the meaning set forth in the preamble.
“Lender” shall have the meaning set forth in the preamble.
“Loan Agreement” shall have the meaning set forth in the recitals.
“Pledge Supplement” shall mean any supplement to this Agreement in form and substance agreed to by Lender and Borrower.
“Pledged Stock” and “Pledged Shares” shall each mean any and all shares of capital stock of the Bank owned by Grantor from time to time, including, but not limited to, the shares of capital stock described on Schedule 5.2(I) under the heading “Pledged Stock” (as such schedule may be amended or supplemented), and the certificates, if any, representing such shares and any interest of Grantor in respect of such shares in the entries on the books of the issuer of such shares, and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares.
“Secured Obligations” shall have the meaning assigned in Section 3.1.
“Securities Act” means the U.S. Securities Act of 1933, as amended, and any successor statute thereto.
“To Transfer” and any other term or phrase of similar import shall mean and include: to sell, assign, pledge, lease, license (on an exclusive or nonexclusive basis) or otherwise dispose of the Collateral, or any interest therein, whether in whole or in part, unless the context in which such term or phrase is used indicates otherwise.
“Transfer” shall mean, when used as a noun, a transfer, sale, assignment, lease, license or other disposition of the Collateral, or any interest therein, whether in whole or in part.
“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of Texas; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of, or remedies with respect to, any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of Texas, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such perfection, priority or remedies.
“United States” or “U.S.” shall mean the United States of America.
1.2    Definitions; Interpretation.
(a)     In this Agreement, the following capitalized terms shall have the meaning given to them in the UCC (and, if defined in more than one Article of the UCC, shall have the meaning given in Article 9 thereof): Certificated Security, Money, Proceeds, and Supporting Obligations.
(b)     All other capitalized terms used herein (including the preamble and recitals hereto) and not otherwise defined herein shall have the meanings ascribed thereto in the UCC or Loan Agreement, as applicable. The incorporation by reference of terms defined in the Loan Agreement shall survive any termination of the Loan Agreement until this Agreement is terminated as provided in Section 10 hereof. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References herein to any Section, Appendix, Schedule or Exhibit shall be to a Section, an Appendix, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided. The use herein of the word “include” or “including”, when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. If any conflict or inconsistency exists between this Agreement and the Loan Agreement, the Loan Agreement shall govern. All references herein to provisions of the UCC shall include all successor provisions under any subsequent version or amendment to any Article of the UCC.
SECTION 2.    GRANT OF SECURITY.
2.1    Grant of Security. To secure the prompt and complete payment and performance of the Secured Obligations (as defined below) when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code or any similar provisions of other applicable laws), the Grantor hereby grants to the Lender a security interest in and continuing lien on all of Grantor’s right, title and interest in, to and under the following personal property of the Grantor, in each case whether now or hereafter existing or in which the Grantor now has or hereafter acquires an interest and wherever the same may be located (all of which being hereinafter collectively referred to as the “Collateral”):
(a)    Pledged Stock;
(b)    to the extent not otherwise included above, all Collateral Records and Supporting Obligations relating to the Pledged Stock; and
(c)    to the extent not otherwise included above, all Proceeds, products, accessions, rents and profits of or in respect of any of the foregoing.
SECTION 3.    SECURITY FOR OBLIGATIONS; GRANTOR REMAINS LIABLE.
3.1    Security for Obligations. This Agreement secures, and the Collateral is collateral security for, the prompt and complete payment or performance in full when due, whether at stated maturity, or by acceleration or demand as provided in the Loan Agreement (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. §362(a) (and any successor provision thereof)), of all Obligations of Grantor arising under the Loan Documents, as the same may be amended, restated, supplemented or otherwise modified from time to time hereafter (the “Secured Obligations”).
3.2    Continuing Liability Under Collateral. Notwithstanding anything herein to the contrary, (i) Grantor shall remain liable for all obligations under the Collateral and nothing contained herein is intended or shall be a delegation of duties to the Lender, (ii) Grantor shall remain liable under each of the agreements included in the Collateral, including, without limitation, any agreements relating to Pledged Stock, to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof and the Lender shall have no obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related thereto nor shall the Lender have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral, including, without limitation, any agreements relating to Pledged Stock, and (iii) the exercise by the Lender of any of its rights hereunder shall not release Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral.
SECTION 4.    CERTAIN PERFECTION REQUIREMENTS
4.1    Delivery Requirements. With respect to any Certificated Securities included in the Collateral, Grantor shall deliver to the Lender the Security Certificates evidencing such Certificated Securities duly endorsed by an effective endorsement (within the meaning of Section 8-107 of the UCC), or accompanied by share transfer powers or other instruments of transfer duly endorsed by such an effective endorsement, in each case, to the Lender or in blank.
4.2    Control Requirements. With respect to any Uncertificated Security included in the Collateral (other than any Uncertificated Securities credited to a Securities Account), Grantor shall cause the issuer of such Uncertificated Security to notify the Lender of any Uncertificated Security included in the Collateral. Upon the request of the Lender, the Grantor shall enter into an agreement with the Lender, such agreement in form and substance reasonably satisfactory to the Lender, pursuant to which such issuer agrees to comply with the Lender’s instructions with respect to such Uncertificated Security without further consent by Grantor.
4.3    Timing and Notice. With respect to any Collateral in existence on the date hereof, Grantor shall comply with the requirements of Section 4 on the date hereof and, with respect to any Collateral hereafter owned or acquired, Grantor shall comply with such requirements within 30 (thirty) days of Grantor acquiring rights therein. Grantor shall promptly inform the Lender of its acquisition of any Collateral for which any action is required by Section 4 hereof.
SECTION 5.    REPRESENTATIONS AND WARRANTIES. Grantor hereby represents and warrants, on the Closing Date and at all times thereafter, that:
5.1    Grantor Information and Status.
(a)    Schedule 5.1(A) and (B) sets forth, as of the Effective Date, under the appropriate headings: (1) the full legal name of Grantor, (2) all trade names or other names under which Grantor currently conducts business, (3) the type of organization of Grantor, (4) the jurisdiction of organization of Grantor, (5) its organizational identification number, if any, and (6) the jurisdiction where the chief executive office or its principal place of business (or the principal residence if Grantor is a natural person) is located.
(b)    Except as provided on Schedule 5.1(C), it has not changed its name, jurisdiction of organization or its corporate structure in any way (e.g., by merger, consolidation, change in corporate form or otherwise) and has not done business under any other name, in each case, within the past five (5) years;
(c)    It has been duly organized and is validly existing as an entity of the type as set forth opposite its name on Schedule 5.1(A) solely under the laws of the jurisdiction as set forth opposite its name on Schedule 5.1(A) and remains duly existing as such. It has not filed any certificates of dissolution or liquidation, any certificates of domestication, transfer or continuance in any other jurisdiction; and
(d)    Grantor is not a “transmitting utility” (as defined in Section 9-102(a)(80) of the UCC).

5.2    Collateral Identification, Special Collateral.
(a)    Schedule 5.2 sets forth as of the Closing Date under the appropriate headings all of Grantor’s Pledged Stock; and
(b)    All information supplied in writing by Grantor to Lender with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) is accurate and complete in all material respects.
5.3    Ownership of Collateral and Absence of Other Liens. It owns the Collateral purported to be owned by it or otherwise has the rights it purports to have in each item of Collateral and, as to all Collateral whether now existing or hereafter acquired, developed or created, will continue to own or have such rights in each item of the Collateral (except as otherwise permitted by the Loan Agreement), in each case free and clear of any and all Liens, rights or claims of all other Persons, including, without limitation, liens arising as a result of Grantor becoming bound (as a result of merger or otherwise) as debtor under a security agreement entered into by another Person.
5.4    Status of Security Interest.
(a)    (i) upon the filing of financing statements naming Grantor as “debtor” and the Lender as “secured party” and describing the Collateral in the filing offices set forth opposite Grantor’s name on Schedule 5.4 hereof (as such schedule may be amended or supplemented from time to time), the security interest of the Lender in all Collateral that can be perfected by the filing of a financing statement under the Uniform Commercial Code as in effect in the jurisdiction where such filing is made will constitute a valid, perfected, first priority Lien with respect to Collateral and (ii) upon delivery of all certificated Pledged Shares the security interests granted to Lender hereunder constitute valid and perfected first priority Liens. This Agreement is effective to establish the Lender’s Control of the Collateral subject thereto; and
(b)    no authorization, consent, approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body or any other Person is required for either (i) the pledge or grant by Grantor of the Liens purported to be created in favor of the Lender hereunder or (ii) the exercise by Lender of any rights or remedies in respect of any Collateral (whether specifically granted or created hereunder or created or provided for by applicable law), except (A) for the filings contemplated by clause (a) above, (B) those that have been obtained prior to the date of determination, (C) as may be required, in connection with the disposition of any Pledged Stock, by laws generally affecting the offering and sale of Securities, and (D) as may be required in connection with the exercise of voting and consensual rights with respect to, and any Transfer of any of the Pledged Shares, under applicable Change of Control Laws.
5.5    Reserved.
5.6    Pledged Stock.
(a)    it is the record and beneficial owner of the Pledged Stock free of all Liens, rights or claims of other Persons and there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any Pledged Stock; and
(b)    no consent of any Person including any other general or limited partner, any other member of a limited liability company, any other shareholder or any other trust beneficiary is necessary in connection with the creation, perfection or first priority status of the security interest of the Lender in any Pledged Stock or, except as otherwise provided in Section 5.4(b), or the exercise by the Lender of the voting or other rights provided for in this Agreement or the exercise of remedies in respect thereof except such consents as have been obtained.
SECTION 6.    COVENANTS AND AGREEMENTS. Grantor hereby covenants and agrees that:
6.1    Grantor Information and Status. Without limiting any prohibitions or restrictions on mergers or other transactions set forth in the Loan Agreement, it shall not change Grantor’s name, identity, corporate structure (e.g. by merger, consolidation, change in corporate form or otherwise), principal place of business chief executive office, organizational identification number, type of organization or jurisdiction of organization unless it shall have (a) notified the Lender in writing at least ten (10) days prior to any such change or establishment, identifying such new proposed name, identity, corporate structure, principal place of business, chief executive office, jurisdiction of organization or trade name and providing such other information in connection therewith as the Lender may reasonably request and (b) taken all reasonable actions necessary to maintain the continuous validity, perfection and the same or better priority of the Lender’s security interest in the Collateral granted or intended to be granted and agreed to hereby, which in the case of any merger or other change in corporate structure shall include, without limitation, executing and delivering to the Lender a completed Pledge Supplement together with all Supplements to Schedules thereto, upon completion of such merger or other change in corporate structure confirming the grant of the security interest hereunder.
6.2    Ownership of Collateral and Absence of Other Liens.
(a)    except for the security interest created by this Agreement, it shall not create or suffer to exist any Lien upon or with respect to any of the Collateral and Grantor shall defend the Collateral against all Persons at any time reasonably claiming any interest therein;
(b)    upon Grantor, or any officer of Grantor, obtaining knowledge thereof, it shall promptly notify the Lender in writing of any event that could reasonably be expected to diminish the value of the Collateral or any portion thereof, the ability of Grantor or the Lender to dispose of the Collateral or any portion thereof, or the rights and remedies of the Lender in relation thereto, including, without limitation, the levy of any legal process against the Collateral or any portion thereof; and
(c)    Grantor shall not Transfer (by operation of law or otherwise) or exclusively license to another Person any Collateral except as otherwise permitted by this Agreement or the Loan Agreement.
6.3    Status of Security Interest.
(a)    Grantor shall maintain the security interest of the Lender hereunder in all Collateral as valid, perfected, first priority Liens.
(b)    Notwithstanding the foregoing, Grantor shall not be required to take any action to perfect any Collateral to the extent that the Grantor, in consultation with the Lender, reasonably determines that the cost of obtaining a security interest in such Collateral exceeds the practical benefit thereof to the Lender.
6.4    Pledged Stock.
(a)    except as provided in the next sentence, in the event Grantor receives any dividends, interest or distributions on any Pledged Stock, then (i) such dividends, interest or distributions and securities or other property shall be included in the definition of Collateral without further action and (ii) Grantor shall promptly take all steps, if any, necessary to ensure the validity, perfection, priority and, if applicable, control of the Lender over such Pledged Stock and pending any such action Grantor shall be deemed to hold such dividends, interest, distributions, securities or other property in trust for the benefit of the Lender and shall segregate such dividends, distributions, Securities or other property from all other property of Grantor. Notwithstanding the foregoing, unless an Event of Default has occurred and is continuing, Lender authorizes, and there shall be no restriction under this Agreement, the Loan Agreement or the other Loan Documents on, the declaration or payment of cash dividends or distributions by the Issuer to Grantor, and Grantor shall be entitled to retain all cash dividends and distributions that are paid by the issuer and all scheduled payments of interest.
(b)    Voting.
(i)    So long as no Event of Default shall have occurred and be continuing, Grantor shall be entitled, in its sole and absolute discretion, to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Pledged Stock or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Loan Agreement; and
(ii)    Upon the occurrence and during the continuance of an Event of Default:
(1)    subject to compliance by Lender with any applicable Change of Control Laws, all rights of Grantor to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall upon notice from the Lender cease and all such rights shall thereupon become vested in the Lender who shall thereupon have the sole right to exercise such voting and other consensual rights; and
(2)    in order to permit the Lender to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder, upon compliance by Lender with any applicable Change of Control Laws: (x) Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Lender all proxies, dividend payment orders and other instruments as the Lender may from time to time reasonably request and (y) Grantor shall acknowledge that Lender may utilize the power of attorney set forth in Section 8.1.
(c)    Without the prior written consent of Lender, Grantor shall not vote to enable or take any other action to: (i) amend or terminate any certificate of incorporation, by-laws or other organizational documents in any way that materially changes the rights of any Grantor with respect to any Pledged Stock or adversely affects the validity, perfection or priority of Lender’s security interest therein; (ii) permit any issuer of any Pledged Stock to issue any additional stock or other equity interests of any nature or to issue securities convertible into or granting the right of purchase or exchange for any stock or other equity interest of any nature of such issuer; (iii) other than as permitted under the Loan Agreement, permit any issuer of any Pledged Stock to dispose of all or a material portion of its assets; or (iv) waive any default under or breach of any terms of organizational document relating to the issuer of any Pledged Stock.
SECTION 7.    FURTHER ASSURANCES; ADDITIONAL GRANTORS.
7.1    Further Assurances.
(a)    Grantor agrees that from time to time, at the expense of Grantor, that it shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary, or that the Lender may reasonably request, in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted hereby or to enable the Lender to exercise and enforce its rights and remedies hereunder with respect to any Collateral.
(b)    Grantor hereby authorizes the Lender to file a Record or Records, including, without limitation, financing or continuation statements and amendments and supplements to any of the foregoing, in any jurisdictions and with any filing offices as the Lender may determine, in its sole discretion, are necessary to perfect or otherwise protect the security interest granted to the Lender herein. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Lender may determine, in its sole discretion, is necessary to ensure the perfection of the security interest in the Collateral granted to the Lender herein.
SECTION 8.    LENDER APPOINTED ATTORNEY-IN-FACT.
8.1     Power of Attorney. Grantor hereby irrevocably appoints the Lender (such appointment being coupled with an interest) as Grantor’s attorney-in-fact, with full authority in the place and stead of Grantor and in the name of Grantor, the Lender or otherwise, from time to time in the Lender’s discretion to take any action and to execute any instrument that the Lender may deem reasonably necessary to accomplish the purposes of this Agreement, including, without limitation, the following:
(a)    upon the occurrence and during the continuance of any Event of Default, to obtain insurance required to be maintained by Grantor or paid to the Lender pursuant to the Loan Agreement;
(b)    upon the occurrence and during the continuance of any Event of Default, to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;
(c)    upon the occurrence and during the continuance of any Event of Default, to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (b) above;
(d)    upon the occurrence and during the continuance of any Event of Default, to file any claims or take any reasonable action or institute any proceedings that the Lender may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Lender with respect to any of the Collateral;
(e)    upon the occurrence and during the continuance of any Event of Default, to take or cause to be taken all reasonable actions necessary to perform or comply or cause performance or compliance with the terms of this Agreement, including, without limitation, access to pay or discharge taxes or Liens levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Lender in its reasonable discretion, any such payments made by the Lender to become obligations of Grantor to the Lender, due and payable immediately without demand;
(f)    upon the occurrence and during the continuance of any Event of Default, but subject to the provisions of Section 9.1(b) below, generally to Transfer or make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Lender were the absolute owner thereof for all purposes, and to do, at the Lender’s option and Grantor’s expense, at any time or from time to time, all acts and things that the Lender deems reasonably necessary to protect, preserve or realize upon the Collateral and the Lender’s security interest therein in order to effect the intent of this Agreement, all as fully and effectively as Grantor might do, in each case, subject, however, to compliance with any applicable

Change in Control Laws by Lender and by any Person to whom Lender may Transfer the Collateral, in whole or part; and
(g)    to prepare and file any UCC financing statements against Grantor as debtor.
8.2     No Duty on the Part of Lender. The powers conferred on the Lender hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon the Lender to exercise any such powers. The Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Lender nor any of its officers, directors, employees or agents shall be responsible to Grantor for any act or failure to act hereunder, except for their own gross negligence, bad faith or willful misconduct.
SECTION 9.    REMEDIES.
9.1    Generally.
(a)    If any Event of Default shall have occurred and for so long as it is continuing, the Lender may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it at law or in equity, all the rights and remedies of the Lender on default under the UCC (whether or not the UCC applies to the affected Collateral) to collect, enforce or satisfy any Secured Obligations then owing, whether by acceleration or otherwise, and also may pursue any of the following separately, successively or simultaneously, subject, however, to compliance with any applicable Change in Control Laws by Lender and by any Person to whom Lender may Transfer the Collateral, in whole or part:
(i)    require Grantor to, and Grantor hereby agrees that it shall at its expense and promptly upon request of the Lender forthwith, assemble all or part of the Collateral in the Possession of Grantor as directed by the Lender and make it available to the Lender at a place to be designated by the Lender that is reasonably convenient to both parties;
(ii)    prior to the Transfer of the Collateral, prepare the Collateral for Transfer in such manner to the extent the Lender deems necessary; and
(iii)    without notice except as specified below or under the UCC, Transfer the Collateral (including licensing the Collateral on an exclusive or nonexclusive basis) or any part thereof in one or more parcels at public or private sale, at any of the Lender’s offices, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as are commercially reasonable, subject, however, to compliance with any applicable Change in Control Laws by Lender and by any Person to whom Lender may Transfer the Collateral, in whole or part.
(b)    The Lender may be the purchaser of any or all of the Collateral at any public sale or at any private sale, but only if and to the extent the portion of the Collateral being privately sold is of a kind that is customarily sold on a recognized market or the subject of widely distributed standard price quotations (a “Permitted Private Sale”) in accordance with the UCC and the Lender shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale or Permitted Private Sale made in accordance with the UCC, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by the Lender at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Grantor and Grantor hereby waives (to the extent permitted by applicable law) all other rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ prior written notice to Grantor of the time and place of any public sale or Permitted Private Sale is to be made and the same shall constitute reasonable notification. The Lender shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Lender may adjourn any public or Permitted Private Sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Due to the nature of the Collateral, Lender and Grantor agree that it would not be commercially reasonable for the Lender to Transfer the Collateral or any portion thereof by using Internet sites that provide for the auction of assets. Grantor hereby waives any claims against the Lender arising by reason of the fact that the price at which any Collateral may have been sold at such a Permitted Private Sale was less than the price which might have been obtained at a public sale even if the Lender accepts the first offer received and does not offer such Collateral to more than one offeree. If the proceeds of any such sale or other Transfer of the Collateral are insufficient to pay all the Secured Obligations, Grantor shall be liable for the deficiency and the fees of any attorneys employed by the Lender to collect such deficiency. Grantor further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to the Lender, that the Lender has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against Grantor, and Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the Secured Obligations becoming due and payable prior to their stated maturities. Nothing in this Section shall in any way limit the rights of the Lender hereunder.
(c)    The Lender may sell the Collateral without giving any warranties as to the Collateral. The Lender may specifically disclaim or modify any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.
(d)    The Lender shall have no obligation to marshal any of the Collateral.
9.2    Application of Proceeds. Except as expressly provided elsewhere in this Agreement, all proceeds received by the Lender upon the occurrence and during the continuance of an Event of Default which has not otherwise been waived, and the maturity of the Obligations shall have been accelerated pursuant to Section 16.1 of the Loan Agreement and in respect of any sale, or any collection from or other realization upon all or any part of the Collateral shall be applied in full or in part by the Lender against, the Secured Obligations in the following order of priority: first, to the payment of all costs and expenses of such sale, collection or other realization, including attorney fees, and all other expenses incurred and advances made by the Lender in connection therewith, and all amounts for which the Lender is entitled to indemnification hereunder, and to the payment of all costs and expenses paid or incurred by the Lender in connection with the exercise of any right or remedy hereunder as and to the extent provided for in and all in accordance with the terms of the Loan Agreement; second, to the payment of all other Secured Obligations; and third, to the payment to or upon the order of the Grantor or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.
9.3    Pledged Stock. Grantor recognizes that if Lender conducts any sale or sales of any of the Pledged Stock comprising the Collateral following the occurrence and during the continuance of any Event of Default, then, unless such sale or sales are first registered under the Securities Act and qualified under any applicable state securities laws, the Lender may be compelled to conduct such sale or sales in compliance with the applicable provisions of Section 4(2) and/or Regulation D under the Securities Act and to limit such sales to purchasers who agree in writing, among other things, to acquire the Pledged Stock for their own account, for investment and not with a view to the distribution or resale thereof, as well as to comply with any applicable Change of Control Laws. Grantor acknowledges that any such private sale may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, Grantor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner, provided that such private sale is conducted in a manner and by means of efforts materially consistent with private or limited offerings of securities generally, that are made in reliance on the exemptions from registration provided by Section 4(2) of or Regulation D under the Securities Act, and that the Lender shall have no obligation to engage in public sales and no obligation to delay the sale of any Pledged Stock for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws. Lender agrees that Grantor shall have no obligation to register or qualify any of the Pledged Shares under the Securities Act or any state securities laws.
9.4    Cash Proceeds. If any Event of Default shall have occurred and be continuing, all proceeds of any Collateral received by Grantor consisting of cash, checks and other near-cash items (collectively, “Cash Proceeds”) shall be held by Grantor in trust for the Lender, segregated from other funds of Grantor, and shall, upon the exercise of remedies by the Lender, be turned over to the Lender in the exact form received by Grantor (duly indorsed by such Grantor to the Lender, if required) and held by the Lender in the Collateral Account. Any Cash Proceeds received by the Lender (whether from a Grantor or otherwise) may, in the sole discretion of the Lender, (A) be held by the Collateral as collateral security for the Secured Obligations (whether matured or unmatured) and/or (B) then or at any time thereafter may be applied by the Lender against the Secured Obligations then due and owing.
SECTION 10.    CONTINUING SECURITY INTEREST; TRANSFER OF LOANS.
10.1     Assignment of Security Interest in the Collateral. This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect and shall be binding upon Grantor, its successors and Permitted Assigns, and inure, together with the rights and remedies of the Lender hereunder, to the benefit of the Lender and its successors and Permitted Assigns, until the payment in full of all Secured Obligations (other than contingent obligations that survive the termination of the Loan Agreement). Without limiting the generality of the foregoing, Lender may assign or otherwise transfer the Loan to any other Person, if and to the extent permitted by the express terms of the Loan Agreement (such Person, a “Permitted Assign”), and such Permitted Assign shall thereupon become vested with all the benefits in respect thereof granted to Lender herein.
SECTION 11.    STANDARD OF CARE; LENDER MAY PERFORM.
The powers conferred on the Lender hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Lender shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Lender shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Lender accords its own property. Neither the Lender nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise Transfer any Collateral upon the request of Grantor or otherwise. If Grantor fails to perform any agreement contained herein, the Lender may itself perform, or cause performance of, such agreement, and the expenses of the Lender incurred in connection therewith shall be payable by Grantor if and to the extent it is required to do so under the Loan Agreement.

SECTION 12.    MISCELLANEOUS.
Any notice required or permitted to be given under this Agreement shall be given in accordance with Section 17.16 of the Loan Agreement. No failure or delay on the part of the Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists. This Agreement shall be binding upon and inure to the benefit of the Lender and the Grantor and their respective successors and Permitted Assigns. Grantor shall not, without the prior written consent of the Lender given in accordance with the Loan Agreement, assign any right, duty or obligation hereunder. This Agreement and the other Loan Documents embody the entire agreement and understanding between the Grantor and the Lender and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Loan Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.
Irrespective of the place of execution and/or delivery, this Agreement shall be governed by, and shall be construed in accordance with, the laws of the State of Texas.
THE PROVISIONS OF THE LOAN AGREEMENT UNDER THE HEADINGS “JURISDICTION” AND “WAIVER OF JURY TRIAL” ARE INCORPORATED HEREIN BY THIS REFERENCE AND SUCH INCORPORATION SHALL SURVIVE ANY TERMINATION OF THE LOAN AGREEMENT.

IN WITNESS WHEREOF, Grantor and the Lender have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

ORIGIN BANCORP, INC

By: /s/ Drake Mills
Drake Mills
President and CEO

Signature Page to Pledge and Security Agreement

NEXBANK SSB
as Lender

By: /s/ Rhett Miller
Rhett Miller
EVP & Chief Credit Officer